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                             FMCC ACQUISITION CORP.
                            c/o FAHNESTOCK & CO. INC.
                           110 WALL STREET (9TH FLOOR)
                               NEW YORK, NY 10005

                                                                   July 15, 1997

1888 Limited Partnership
DST Systems, Inc.
The Bank of New York, as Escrow Agent
The Bank of New York, as Depositary

               Reference is made to: (1) that certain Securities Purchase Agreement dated as of June 11, 1997 (the "Purchase Agreement"), between Buyer and Sellers; and (2) that certain "Sellers" Escrow Agreement dated as of June 11, 1997 ("Escrow Agreement"), among Sellers, Buyer and the Escrow Agent. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement or the Escrow Agreement, as the case may be.

               Notwithstanding anything that may be to the contrary in the Purchase Agreement or the Escrow Agreement, (a) Sellers and Buyer shall cause the mechanics of the closing of the purchase and sale of the Securities under the Purchase Agreement to be effected in the tender offer (the "Offer") heretofore commenced by Buyer in accordance with the Tender Offer Agreement, (b) each Seller agrees not to withdraw (and will cause the Escrow Agent not to withdraw) its Securities from the Offer, and (c) Sellers and Buyer jointly shall cause the Escrow Agent to take such actions as are necessary or appropriate to effectuate the provisions of this paragraph, including the transfer of the Securities and the money heretofore deposited with the Escrow Agent under the Escrow Agreement to The Bank of New York, as depositary for the Offer (the "Depositary").

               If the closing of the purchase and sale of the Securities in the manner contemplated herein, including the payment of the consideration for the Sellers Securities, shall not have occurred on July 17, 1997, then (i) Buyer shall cause the Securities and the money deposited with the Escrow Agent pursuant to the Escrow Agreement to be returned by the Depositary to the Escrow Agent and thereafter will be held in escrow by the Escrow Agent pursuant to the Escrow Agreement, (ii) the prior paragraph of this letter agreement shall become null and void and thereafter have no further force or effect, and (iii) the Purchase Agreement and the Escrow Agreement shall remain unaffected.






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               This letter agreement may be executed by the parties hereto
(including facsimile transmission) with separate counterpart signature pages or in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

               Except as amended hereby, the Purchase Agreement and the Escrow Agreement shall remain in full force and effect.

                                            Very truly yours,

                                            FMCC ACQUISITION CORP.

                                            By: /s/ Albert G. Lowenthal
                                               ---------------------------------
                                                Name: Albert G. Lowenthal
                                                Title: Chairman & CEO

Acknowledged, Accepted and Agreed to as of the date first above written:

1888 LIMITED PARTNERSHIP

By: /s/ Louis C. Baker
   -----------------------------------
    Name: Louis C. Baker
    Title: General Partner

By: /s/ Craig P. Baker
   -----------------------------------
    Name:  Craig P. Baker
    Title: General Partner

DST SYSTEMS, INC.

By: /s/ Kenneth V. Hager
   -----------------------------------
    Name: Kenneth V. Hager
    Title: Vice President and CFO



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Receipt of the foregoing is hereby Acknowledged:

THE BANK OF NEW YORK, as Escrow Agent

By: /s/ Harley Jeanty
   ------------------------------------
    Name: Harley Jeanty
    Title: Assistant Vice President

THE BANK OF NEW YORK, as Depositary

By: /s/ Harley Jeanty
   ------------------------------------
    Name: Harley Jeanty
    Title: Assistant Vice President



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